EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our reports dated June 21, 2006 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Taxable Income Series 96 (Insured Income Trust, Series 141 and Insured Laddered Trust, Series 8) as of June 21, 2006 contained in the Registration Statement on Form S-6 and Prospectuses. We consent to the use of our reports in the Registration Statement and Prospectuses and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

New York, New York
June 21, 2006